UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 21, 2008

NEWMONT MINING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31240

(Commission File Number)

84-1611629

(I.R.S. Employer Identification Number)

1700 Lincoln Street

Denver, Colorado 80203

(Address and zip code of principal executive offices)

(303) 863-7414

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 21, 2008, the Board of Directors (the “Board”) of Newmont Mining Corporation (the “Company”) increased the size of the Board to 12 and elected Simon R. Thompson to the Board. Mr. Thompson was elected to the Operations and Safety Committee. There is no arrangement or understanding between Mr. Thompson and any other persons pursuant to which they were selected as directors. There have been no transactions with Newmont that exceed $120,000 in which Mr. Thompson had a direct or indirect interest, per Item 404(a) of Regulation S-K.

In connection with Mr. Thompson’s election to the Board, he was granted director stock units on October 22, 2008, having a fair market value of $120,000. Mr. Thompson will also receive compensation as a non-employee director in accordance with the Company’s director compensation policies as described in its 2008 Proxy Statement, dated February 28, 2008.

Item 9.01.	Financial Statements and Exhibits

Exhibit Number	Description

99.1	News Release dated October 22, 2008.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWMONT MINING CORPORATION

By:	/s/ Sharon E. Thomas
Name:	Sharon E. Thomas
Title:	Vice President and Secretary

Dated: October 22, 2008

EXHIBIT INDEX

Exhibit Number	Description

99.1	News Release dated October 22, 2008.